Exhibit 99.1

June 9, 2009

ROB MCEWEN INVITES INVESTORS

TO US GOLD’S AGM IN TORONTO ON JUNE 11, 2009

1 KING WEST HOTEL, GRAND BANKING HALL AT 4:00 pm EASTERN

Dear Investor,

Rob McEwen, Chairman and CEO of US Gold, invites you to attend the Company’s 2009 Annual Meeting! Rob will be providing shareholders and interested individuals an update on US Gold’s activities and his outlook for gold.

US Gold has a lot to talk about this year! The Company’s gold resources in Nevada’s prolific Cortez Trend are growing in size and importance. El Gallo, a new high-grade silver discovery in Mexico, is near surface, close to mining infrastructure and rapidly expanding. In addition, the Company’s recent financing has given it one of the strongest balance sheets in the exploration sector.

The meeting will be held in the Grand Banking Hall at 1 King West Hotel in downtown Toronto, Ontario, Canada.

Doors will open at 3:30 pm Eastern. Directions can be found by clicking on the following: http://www.usgold.com/news/pdf/usgold_agm_invite_2009.pdf.

Sincerely,

Rob McEwen

Chairman & CEO

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company exploring next to Barrick’s large Cortez Hills deposit in northeastern Nevada, and a high-grade silver and gold discovery in north-western Mexico. US Gold’s shares trade on the NYSE Amex and Toronto Stock Exchanges under the symbol UXG.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:
Ian Ball VP, Mexico Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com